                                                                     Exhibit 4.1

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                            Star Gas Partners, L.P.

                                      and

                    American Stock Transfer & Trust Company


                                As Rights Agent



                            ----------------------



                        Unit Purchase Rights Agreement



                          Dated as of April 17, 2001





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

                               TABLE OF CONTENTS

                                                              Page

SECTION 1.  CERTAIN DEFINITIONS..............................  1
SECTION 2.  APPOINTMENT OF RIGHTS AGENT......................  1
SECTION 3.  ISSUANCE OF RIGHTS CERTIFICATES..................  1
SECTION 4.  FORM OF RIGHTS CERTIFICATES......................  1
SECTION 5.  SECTION 5. COUNTERSIGNATURE AND REGISTRATION.....  1
SECTION 6.  TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE
            OF RIGHTS CERTIFICATES; MUTILATED, DESTROYED,
            LOST OR STOLEN RIGHTS CERTIFICATES...............  1
SECTION 7.  EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION
            DATE OF RIGHTS...................................  1
SECTION 8.  CANCELLATION AND DESTRUCTION OF RIGHTS
            CERTIFICATES.....................................  1
SECTION 9.  RESERVATION AND AVAILABILITY OF CLASS A
            COMMON UNITS.....................................  1
SECTION 10. CLASS A COMMON UNITS RECORD DATE.................  1
SECTION 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER OF
            CLASS A COMMON UNITS OR NUMBER OF RIGHTS.........  1
SECTION 12. CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER
            OF COMMON UNITS..................................  1
SECTION 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF
            ASSETS OR EARNING POWER........................    1
SECTION 14. FRACTIONAL RIGHTS AND FRACTIONAL COMMON UNITS....  1
SECTION 15. RIGHTS OF ACTION.................................  1
SECTION 16. AGREEMENT OF RIGHTS HOLDERS......................  1
SECTION 17. RIGHTS CERTIFICATE HOLDER NOT DEEMED A UNITHOLDER  1
SECTION 18. CONCERNING THE RIGHTS AGENT......................  1
SECTION 19. MERGER OR CONSOLIDATION OR CHANGE OF NAME
            OF RIGHTS AGENT..................................  1
SECTION 20. DUTIES OF RIGHTS AGENT...........................  1
SECTION 21. CHANGE OF RIGHTS AGENT...........................  1
SECTION 22. ISSUANCE OF NEW RIGHTS CERTIFICATES..............  1
SECTION 23. REDEMPTION.......................................  1
SECTION 24. EXCHANGE.........................................  1

SECTION 25. NOTICE OF CERTAIN EVENTS.........................  1
SECTION 26. NOTICES..........................................  1
SECTION 27. SUPPLEMENTS AND AMENDMENTS.......................  1
SECTION 28. SUCCESSORS.......................................  1
SECTION 29. DETERMINATIONS AND ACTIONS BY THE GENERAL
            PARTNER, ETC.....................................  1
SECTION 30. BENEFITS OF THIS AGREEMENT.......................  1
SECTION 31. SEVERABILITY.....................................  1
SECTION 32. GOVERNING LAW....................................  1
SECTION 33. COUNTERPARTS.....................................  1
SECTION 34. DESCRIPTIVE HEADINGS.............................  1
SECTION 35. AMENDMENT TO PARTNERSHIP AGREEMENT...............  1



                                   EXHIBITS

Exhibit A Form of Rights Certificate
Exhibit B Summary of Rights
Exhibit C Fee Schedule

                        UNIT PURCHASE RIGHTS AGREEMENT

                This Unit Purchase Rights Agreement (the "Agreement"), is dated as of April 17, 2001, between STAR GAS PARTNERS, L.P., a Delaware limited partnership (the "Partnership"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, as rights agent (the "Rights Agent").

                On April 16, 2001 (the "Rights Distribution Declaration Date"), the General Partner (as hereinafter defined) of the Partnership authorized and declared a distribution of one unit purchase right (a "Right") for each Unit (as hereinafter defined) of the Partnership outstanding as of the Close of Business (as hereinafter defined) on April 27, 2001 (the "Record Date"), each Right representing the right to purchase one Class A Common Unit (as such number may be adjusted pursuant to the provisions of this Agreement), having the rights, preferences and privileges set forth in the Partnership Agreement, upon the terms and subject to the conditions herein set forth, and further authorized and directed the issuance of one Right (as such number may be adjusted pursuant to the provisions of this Agreement) with respect to each Unit that shall become outstanding between the Record Date and the earlier of the Distribution Date and the Expiration Date (as such terms are hereinafter defined), and in certain circumstances after the Distribution Date. Capitalized terms used but not defined shall have the meanings assigned to such terms in Section 1.

                NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth, the parties hereby agree as follows:

                SECTION 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the meanings indicated:


                (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of (i) the Common Units or (ii) the Subordinated Units then outstanding but shall not include an Exempt Person (as hereinafter defined). Notwithstanding the foregoing, no Person shall be deemed to be an Acquiring Person either (i) as the result of an acquisition of either Common Units or Subordinated Units by the Partnership which, by reducing the number of Units outstanding, increases the proportionate number of Common Units or Subordinated Units beneficially owned by such Person, together with all Affiliates or Associates of such Person, to 15% or more of either the Common Units or the Subordinated Units then outstanding; provided, however, that if a Person, together with all Affiliates or Associates of such Person, shall become the Beneficial Owner of 15% or more of either the Common Units or the Subordinated Units then outstanding by reason of Unit purchases by the Partnership and shall, after such Unit purchases by the Partnership, become the Beneficial Owner of any additional Common Units or Subordinated Units, then such Person shall be deemed to be an Acquiring Person unless upon the consummation of the acquisition of such additional Common Units or Subordinated Units such Person, together with all Affiliates or Associates of such Person, does not own 15% or more of either the Common Units or the Subordinated Units then outstanding. Notwithstanding the foregoing, if the General Partner determines in good faith that a Person who would otherwise be an "Acquiring Person", as defined pursuant to the foregoing provisions of this paragraph
     (a), has become such inadvertently, and such Person divested or divests as promptly as practicable a sufficient number of Common Units or Subordinated Units so that such Person would no longer be an "Acquiring Person", as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be or to have become an "Acquiring Person" for any purposes of this Agreement. Notwithstanding anything to the contrary contained herein, for the purpose of the definition of a "Triggering Event" a Person that becomes an Acquiring Person prior to the end of the Subordination Period will continue to be deemed to be an Acquiring Person following the date of the termination of the Subordination Period whether or not such Person owns 15% or more of the Common Units at such time.


                (b) "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

                (c) "Assignee" shall have the meanings ascribed to it in the Partnership Agreement.

                (d) "Associate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

                (e) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

                (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly, for purposes of
     Section 13(d) of the Exchange Act and Rule 13d-3 thereunder (or any comparable or successor law or regulation);

                (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed pursuant to this Section 1(e)(ii)(A) the Beneficial Owner of, or to beneficially own,
     (1) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, or
     (2) securities which a Person or any of such Person's Affiliates or Associates may be deemed to have the right to acquire pursuant to any merger or other acquisition agreement between the Partnership and such Person (or one or more of its Affiliates or Associates) if such agreement has been approved by the General Partner prior to such Person becoming an Acquiring Person; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security under this Section 1(e)(ii)(B) if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding, whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(e)(ii)(B)) or disposing of any securities of the Partnership; provided, however, that in no case shall an officer or director of the General Partner be deemed to be (x) the Beneficial Owner of any securities beneficially owned by another officer or director of the General Partner solely by reason of actions undertaken by such persons in their capacity as officers or directors of the General Partner or (y) the Beneficial Owner of securities held of record by the trustee of any employee benefit plan of the General Partner or any Subsidiary of the Partnership for the benefit of any employee of the Partnership or any Subsidiary of the Partnership, other than the officer or director, by reason of any influence that such officer or director may have over the voting of the securities held in the plan.

                (f) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in New York are authorized or obligated by law or executive order to close.

                (g) "Class A Common Unit" shall mean a Unit representing a fractional part of the Partnership Interests of all Limited Partners and Assignees and having the rights and obligations specified with respect to Class A Common Units in the Partnership Agreement; no Class A Common Units shall be outstanding until the expiration of the Subordination Period, at which time all Common Units Outstanding immediately prior to the expiration of the Subordination Period shall be redesignated as Class A Common Units.

                (h) "Class B Common Unit" shall mean a Unit representing a fractional part of the Partnership Interests of all Limited Partners and Assignees and having the rights and obligations specified with respect to Class B Common Units in the Partnership Agreement; no Class B Common Units shall be outstanding until the expiration of the Subordination Period, at which time each Outstanding Senior Subordinated Unit and Junior Subordinated Unit shall convert into one Class B Common Unit.

                (i) "Close of Business" on any given date shall mean 5:00 P.M., New York time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 P.M., New York time, on the next succeeding Business Day.

                (j) "Common Unit" shall mean a Unit representing a fractional part of the Partnership Interests of all Limited Partners and Assignees and having the rights and obligations specified with respect to Common Units in the Partnership Agreement. All references herein to Common Units after the expiration of the Subordination Period shall be deemed to be references to both Class A Common Units and Class B Common Units, unless otherwise indicated.


                (k) "Distribution Date" shall mean the earlier of (i) the Close of Business on the tenth calendar day (or such later date as may be determined by action of the General Partner but not later than the date on which a Triggering Event occurs) after the Unit Acquisition Date (or, if the tenth day after the Unit Acquisition Date occurs before the Record Date, the Close of Business on the Record Date) or (ii) the Close of Business on the tenth calendar day (or such later date as may be determined by action of the General Partner prior to such time as any Person becomes an Acquiring Person) after the date that any Person (other than an Exempt Person) has first published, sent or given the means to tender or exchange Units to Unitholders, within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if, assuming the successful consummation thereof, such Person would be the Beneficial Owner of 15% or more of either the Common Units or the Subordinated Units then outstanding.

                (l) "Equivalent Units " shall mean Common Units and any other class or series of Partnership Securities which is entitled to participate in distributions, including distributions upon the liquidation, dissolution or winding up of the Partnership, on a proportional basis with the Class A Common Units. In calculating the number of any class or series of Equivalent Units for purposes of Section 11 of this Rights Agreement, the number of Equivalent Units, or fractions of an Equivalent Unit, of such class or series of Equivalent Units that is entitled to the same distribution as a whole Class A Common Unit shall be deemed to be one unit.

                (m) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                 (n) "Exchange Ratio" shall have the meaning set forth in
     Section 11(a)(i) hereof.

                 (o) "Exempt Person" shall mean the Partnership, the General Partner, any Subsidiary of the Partnership, any Subsidiary or Affiliate of the General Partner, or any employee benefit plan or employee unit purchase plan of the Partnership or the General Partner or of any Subsidiary of the Partnership or of any Subsidiary or Affiliate of the General Partner, or any trust or other entity organized, appointed, established or holding Units for or pursuant to the terms of any such plan.

                 (p) "Expiration Date" shall mean the earliest of (i) the Close of Business on the Final Expiration Date, (ii) the Redemption Date, (iii) the time at which all exercisable Rights are exchanged as provided in
     Section 24 hereof or (iv) the consummation of a transaction contemplated by
     Section 13(d) hereof.

                 (q)  "Final Expiration Date" shall mean April 16, 2011.


                 (r) "General Partner" shall mean Star Gas LLC, a Delaware limited liability company, and its successor as general partner of the Partnership.

                (s) "General Partner Interest" shall mean the ownership interest of the general partner in the Partnership (in its capacity as a general partner without reference to any Limited Partner Interest held by it) which is evidenced by General Partner Units and includes any and all benefits to which the general partner is entitled as provided in the Partnership Agreement, together with all obligations of the general partner to comply with the terms and provisions of the Partnership Agreement.

                (t) "General Partner Unit" shall mean a Unit representing a fractional part of the General Partner Interest and having the rights and obligations specified with respect to the General Partner Interest in the Partnership Agreement.

                (u) "Junior Subordinated Unit" shall mean a Unit representing a fractional part of the Partnership Interests of all Limited Partners and Assignees and having the rights and obligations specified with respect to Junior Subordinated Units in the Partnership Agreement.

                (v) "Limited Partner shall have the meaning ascribed to it in the Partnership Agreement.


                (w) "Limited Partner Interest" shall mean the ownership interest of a Limited Partner in the Partnership which is evidenced by Common Units, Senior Subordinated Units and Junior Subordinated Units or other Partnership Securities and includes any and all benefits to which a Limited Partner is entitled as provided in this Agreement, together with all obligations of a Limited partner to comply with the terms and provisions of this Agreement.

                (x) "Nasdaq" shall mean the National Association of Securities Dealers, Inc. Automated Quotation System.

                (y) "Partnership Agreement" shall mean the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of March 26, 1999, as the same may be amended or supplemented from time to time hereafter, including, without limitation, pursuant to Section 35 hereof.

                (z) "Partnership Interest" shall mean an interest in the Partnership which shall include General Partner Interests and Limited Partner Interests.

                (aa) "Partnership Security" shall mean any class or series of Units, any option, right, warrant or appreciation rights relating thereto, or any other type of equity interest that the Partnership may lawfully issue pursuant to the Partnership Agreement, or any unsecured or secured debt obligation of the Partnership that is convertible into any class or series of equity interests of the Partnership.

                (bb) "Permitted Offer" shall mean a tender offer for all outstanding Units made in the manner prescribed by Section 14(d) of the Exchange Act and the rules and regulations promulgated thereunder; provided, however, that such tender offer occurs at a time when General Partner has determined that the offer is both adequate and otherwise in the best interests of the Partnership and its partners (taking into account all factors that the General Partner deems relevant).



                (cc) "Person" shall mean any individual, firm, corporation limited liability company, partnership, limited partnership or other entity, and shall include any successor (by merger or otherwise) of such entity.

                (dd) "Purchase Price" shall have the meaning set forth in
     Section 7(b) hereof.

                (ee) "Record Date" shall have the meaning set forth in the recitals at the beginning of this Agreement.

                (ff) "Redemption Date" shall mean the time at which the General Partner orders redemption of the Rights as provided in Section 23 hereof.

                (gg) "Redemption Price" shall have the meaning set forth in
     Section 23(a) hereof.

                (hh) "Rights Certificate" shall have the meaning set forth in
     Section 3(c) hereof.

                (ii) "Rights Distribution Declaration Date" shall have the meaning set forth in the recitals at the beginning of this Agreement.

                (jj) "Section 13 Event" shall mean any event described in clause
     (i), (ii) or (iii) of Section 13(a) hereof.

                (kk) "Securities Act" shall have the meaning set forth in
     Section 9(c) hereof.

                (ll) "Senior Subordinated Unit" shall mean a Unit representing a fractional part of the Partnership Interests of all Limited Partners and Assignees, and having the rights and obligations specified with respect to Senior Subordinated Units in the Partnership Agreement.

                (mm) "Subordinated Units" shall mean the Senior Subordinated Units and the Junior Subordinated Units."

                (nn) "Subordination Period" shall have the meaning ascribed to it in the Partnership Agreement.

                (oo) "Subsidiary" of any Person shall mean any corporation or other entity of which an amount of voting securities sufficient to elect a majority of the directors or Persons having similar authority of such corporation or other entity is beneficially owned, directly or indirectly, by such Person, or any corporation or other entity otherwise controlled by such Person.

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                (pp) "Summary of Rights" shall have the meaning set forth in
     Section 3(b) hereof.

                (qq) "Total Exercise Price" shall have the meaning set forth in
     Section 4(a) hereof.

                (rr) "Trading Day" shall have the meaning set forth in Section 11(d) hereof.

                (ss) A "Triggering Event" shall be deemed to have occurred upon either:


                     (A) the date on which any Person (other than an Exempt Person) becomes an Acquiring Person if on or prior to such date the Subordination Period shall have terminated, or, if the Subordination Period shall not have terminated on the date that a Person becomes an Acquiring Person, the date on which the Subordinated Period subsequently terminates (provided that if a Person became an Acquiring Person prior to the date on which the Subordination Period terminates there continues to be an Acquiring Person on such date), or

                     (B) the date of the occurrence of a Section 13 Event.

                (tt) "Unit" shall mean a Partnership Interest of a Partner or Assignee in the Partnership representing a fractional part of the Partnership Interests of all Partners and Assignees and shall include Common Units (Class A Common Units and Class B Common Units after the expiration of the Subordination Period), Senior Subordinated Units, Junior Subordinated Units and General Partner Units; provided that each Unit at any time Outstanding shall represent the same fractional part of the Partnership Interests of all Partners and Assignees holding Units as each other Unit.

                (uu) "Unit Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) under the Exchange Act) by the Partnership or an Acquiring Person that an Acquiring Person has become such; provided that, if such person is determined not to have become an Acquiring Person pursuant to Section 1(a) hereof, then no Unit Acquisition Date shall be deemed to have occurred.

         SECTION 2. APPOINTMENT OF RIGHTS AGENT. The Partnership hereby appoints the Rights Agent to act as agent for the Partnership and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Units) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Partnership may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

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

         SECTION 3.  ISSUANCE OF RIGHTS CERTIFICATES.

                    (a) Until the Distribution Date, (i) the Rights will be evidenced (subject to the provisions of Sections 3(b) and 3(c) hereof) by the certificates for Units registered in the names of the holders thereof (which certificates shall also be deemed to be Rights Certificates) and not by separate Rights Certificates and (ii) the right to receive Rights Certificates will be transferable only in connection with the transfer of Units. Until the earlier of the Distribution Date, or the Expiration Date, the surrender for transfer of such Unit certificates shall also constitute the surrender for transfer of the Rights associated with the Units represented thereby. As soon as practicable after the Distribution Date, the Partnership will prepare and execute, the Rights Agent will countersign, and the Partnership will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, postage-prepaid mail, to each record holder of Units as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Partnership, a Rights Certificate, in substantially the form of Exhibit A hereto (a "Rights Certificate"), evidencing one Right for each Unit so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per Unit has been made pursuant to
     Section 11(a)(i) or Section 11(i) hereof, then at the time of distribution of the Rights Certificates, the Partnership shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of the Distribution Date, the Rights will be evidenced solely by such Rights Certificates and may be transferred solely by the transfer of the Rights Certificates as permitted hereby, separately and apart from any transfer of one or more Units, and the holders of such Rights Certificates as listed in the records of the Partnership or any transfer agent or registrar for the Rights shall be the record holders there of.

                    (b) As soon as practicable after the Record Date, the Partnership will send a copy of a Summary of Rights in substantially the form of Exhibit B hereto (the "Summary of Rights"), by first-class, postage-prepaid mail, to each holder of Units that requests same, at the address of such holder shown on the records of the Partnership.

                    (c) Unless the General Partner by resolution adopted at or before the time of the issuance (including pursuant to the exercise of options under the Partnership's benefit plans) of any Units specifies to the contrary, Rights shall be issued in respect of all Units that are issued after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date or, in certain circumstances provided in
     Section 22 hereof, after the Distribution Date. Certificates representing such Units shall also be deemed to be certificates for Rights, and shall bear the following legend:

          This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Star Gas Partners, L.P. and American Stock Transfer & Trust Company as the Rights Agent, dated as of April 17, 2001 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Star Gas Partners, L.P. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate.
          Star Gas Partners, L.P. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

          With respect to such certificates containing the foregoing legend, until the earlier of (i) the Distribution Date or (ii) the Expiration Date, the Rights associated with the Units represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Units represented thereby. In the event that the Partnership purchases or acquires any Units after the Record Date but prior to the Distribution Date, any Rights associated with such Units shall be deemed canceled and retired so that the Partnership shall not be entitled to exercise any Rights associated with the Units which are no longer outstanding.

          SECTION 4.  FORM OF RIGHTS CERTIFICATES.

                (a) The Rights Certificates (and the forms of election to purchase Class A Common Units and of assignment to be printed on the reverse thereof) shall be substantially in the form of Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Partnership may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or quotation system on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of
     Section 11 and Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date (or in the case of Rights issued with respect to Units issued by the Partnership after the Record Date, as of the date of issuance of such Units) and on their face shall entitle the holders thereof to purchase such number of Class A Common Units as shall be set forth therein at the Purchase Price set forth therein (the aggregate Purchase Price of all Class A Common Units issuable upon exercise of one Right shall hereinafter be referred to as the "Total Exercise Price"), but the number and type of securities purchasable upon the exercise of each Right and the Purchase Price shall be subject to adjustment as provided herein.

                (b)  Any Rights Certificate issued pursuant to Section 3(a) or
     Section 22 hereof that represents Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such (a "Post-Transferee"), (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the General Partner has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(e) hereof (a "Prior Transferee"), or (iv) any subsequent transferee receiving transferred Rights from a Post Transferee or a Prior Transferee either directly or through one or more intermediate transferees, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

          The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of the Rights Agreement.

          SECTION 5.  COUNTERSIGNATURE AND REGISTRATION.

               (a) The Rights Certificates shall be executed on behalf of the Partnership by the Chairman of the Board, Chief Executive Officer, President or any Vice President of the General Partner, either manually or by facsimile signature, and by the Secretary or an Assistant Secretary of the General Partner, either manually or by facsimile signature. The Rights Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless countersigned. In case any officer of the General Partner who shall have signed any of the Rights Certificates shall cease to be such officer of the General Partner before countersignature by the Rights Agent and issuance and delivery by the Partnership, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Partnership with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the General Partner, and any Rights Certificate may be signed on behalf of the Partnership by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the General Partner to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

               (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its office designated for such purposes, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

          SECTION 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHTS CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHTS CERTIFICATES.

               (a) Subject to the provisions of Sections 7(e), 14 and 24 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Rights Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Rights Certificates, entitling the registered holder to purchase a like number of Class A Common Units (or, following a Triggering Event, other securities, cash or other assets, as the case may be) as the Rights

     Certificate or Rights Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Rights Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Partnership shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Partnership shall reasonably request. Thereupon the Rights Agent shall, subject to Sections 7(e), 14 and 24 hereof, countersign and deliver to the person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Partnership may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

                (b) Subject to the provisions of Sections 7(c), 14 and 24 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, upon receipt by the Partnership and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Partnership's request, reimbursement to the Partnership and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Partnership will make and deliver a new Rights Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

                SECTION 7. EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS.

                (a) Subject to Sections 7(e), 7(f), 23(b) and 24(b) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein), in whole or in part, at any time after the Distribution Date, upon surrender of the Rights Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each Class A Common Unit as to which the Rights are exercised, at or prior to the Expiration Date. Notwithstanding the foregoing, no Right may be exercised prior to the end of the Subordination Period.

                (b) The purchase price (the "Purchase Price") for each Class A Common Unit issuable pursuant to the exercise of a Right shall initially be Eighty Dollars ($80.00), shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

                (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the

     Purchase Price for the number of Class A Common Units (or other securities or property, as the case may be) to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Rights Certificate in accordance with Section 9 hereof in cash, or by certified check or cashier's check payable to the order of the Partnership, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i) requisition from any transfer agent of the Class A Common Units (or make available, if the Rights Agent is the transfer agent for the Class A Common Units) a certificate or certificates for the number of Class A Common Units to be purchased and the Partnership hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) when appropriate, requisition from the Partnership the amount of cash to be paid in lieu of issuance of fractional Class A Common Units in accordance with Section 14 hereof, (iii) after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt thereof, deliver such cash to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced (including to zero) pursuant to Section 11(a)(iv) hereof) may be made in cash or by certified bank check or bank draft payable to the order of the Partnership. In the event that the Partnership is obligated to issue other securities of the Partnership, pay cash and/or distribute other property pursuant to
     Section 11(a) hereof, the Partnership will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

                (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Rights Certificate or to his or her duly authorized assigns, subject to the provisions of Section 14 hereof.

                (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Triggering Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a Post Transferee, (iii) a Prior Transferee or
     (iv) any subsequent transferee receiving transferred Rights from a Post Transferee or a Prior Transferee, either directly or through one or more intermediate transferees, shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Partnership shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights Certificates or to any other Person as a result of its failure to make any determinations with respect to an Acquiring Person or any of such Acquiring Person's Affiliates, Associates or transferees hereunder.


                (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Partnership shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Partnership shall reasonably request.

                SECTION 8. CANCELLATION AND DESTRUCTION OF RIGHTS CERTIFICATES. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Partnership or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Partnership shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Partnership otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Rights Certificates to the Partnership, or shall, at the written request of the Partnership, destroy such canceled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Partnership.

                SECTION 9.  RESERVATION AND AVAILABILITY OF CLASS A COMMON
     UNITS.


                (a) Subject to Article IV of the Partnership Agreement, the Partnership covenants and agrees that it will use its best efforts to cause to be reserved and kept available out of and to the extent of its authorized and unissued Class A Common Units the number of Class A Common Units that will be sufficient to permit the exercise in full of all outstanding Rights.

                (b) If the Partnership shall hereafter list any of its Class A Common Units on a national securities exchange or quotation system, then so long as the Class A Common Units issuable and deliverable upon exercise of the Rights may be listed on such exchange or quotation system, the Partnership shall use its best efforts to cause, from and after such time as the Rights become exercisable (but only to the extent that it is reasonably likely that the Rights will be exercised), all Class A Common Units reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

                (c) The Partnership shall use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Triggering Event in which the consideration to be delivered by the Partnership upon exercise of the Rights has been determined in accordance with Section 11(a)(iv) hereof, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act, with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing and
     (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Final Expiration Date. After the date set forth in clause (i) of the first sentence of this Section 9(c), the Partnership may temporarily suspend, for a period not to exceed ninety (90) days, the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Partnership shall issue a public announcement stating, and notify the Rights Agent, that the exercisability of the Rights has been temporarily suspended, as well as a public announcement and notification to the Rights Agent at such time as the suspension is no longer in effect. The Partnership will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction, unless the requisite qualification in such jurisdiction shall have been obtained, or an exemption therefrom shall be available, and until a registration statement (if requested) has been declared effective.

                (d) The Partnership covenants and agrees that it will take all such action as may be necessary to ensure that all Class A Common Units delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Class A Common Units (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable Class A Common Units.

                (e) The Partnership further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the original issuance or delivery of the Rights Certificates or of any Class A Common Units upon the exercise of Rights. The Partnership shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a person other than, or the issuance or delivery of certificates for the Class A Common Units in a name other than that of, the registered holder of the Rights Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates for Class A Common Units upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Partnership's reasonable satisfaction that no such tax is due.

                SECTION 10. CLASS A COMMON UNITS RECORD DATE. Each person in whose name any certificate for a Class A Common Unit is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of Class A Common Units represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price multiplied by the number of Class A Common Units with respect to which the Rights have been exercised (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Class A Common Units transfer books of the Partnership are closed, such person shall be deemed to have become the record holder of such Class A Common Units on, and such certificate shall be dated, the next succeeding Business Day on which the Class A Common Units transfer books of the Partnership are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a holder of Class A Common Units for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Partnership, except as provided herein.

                SECTION 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER OF CLASS A COMMON UNITS OR NUMBER OF RIGHTS. The Purchase Price, the number and kind of Class A Common Units or other securities or property covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                (a) (i) In the event the Partnership shall at any time after the date of this Agreement (A) declare a distribution on the Common Units payable in Common Units, (B) subdivide the outstanding Common Units, (C) combine the outstanding Common Units (by reverse unit split or otherwise) into a smaller number of Common Units, or (D) issue any Partnership Securities in a reclassification of the Common Units (including any such reclassification in connection with a consolidation or merger in which the Partnership is the continuing or surviving entity), then, in each such event, except as otherwise provided in this Section 11(a) and Section 7(e) hereof: (1) each of the Rights outstanding at the time of the record date for such distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted to that number of Rights (calculated to the nearest one ten-thousandth (1/10,000) of a Right) equal to a fraction (the "Exchange Ratio"), the numerator of which shall be the total number of Common Units or Partnership Securities issued in such distribution, subdivision, combination or reclassification of the Common Units outstanding immediately following such time and the denominator of which shall be the total number of Common Units outstanding immediately prior to such time; (2) the number of Rights that shall thereafter be issued with respect to each Unit or other Partnership Securities that shall become outstanding thereafter but prior to the Distribution Date shall be equal to the total number of outstanding Rights immediately after such event (as adjusted pursuant to this clause (1)) divided by the total number of outstanding Units or such other Partnership Securities immediately after such event (subject to further adjustment pursuant to the provisions of this Agreement); (3) the Purchase Price in effect at the time of the record date for such distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that the Purchase Price thereafter shall equal the result obtained by dividing the Purchase Price in effect immediately prior to such time by the Exchange Ratio; and (4) the number of Class A Common Units or such other Partnership Securities issuable upon the exercise of each Right shall remain unchanged immediately after such event, but, in the event of a reclassification, the kind of Partnership Securities issuable upon the exercise of each Right immediately after such reclassification shall be appropriately adjusted. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof. Notwithstanding anything to the contrary contained herein, references to "Common Units" in this Agreement shall be deemed to be references to "Class A Common Units" following the expiration of the Subordination Period.

                (ii) Subject to Sections 9, 23, and 24 of this Agreement, in the event a Triggering Event shall have occurred, then from and after the date of such Triggering Event, each holder of a Right, except as provided in
     Section 7(e) hereof, shall thereafter have the right to receive for each Right, upon exercise thereof in accordance with the terms of this Agreement and payment of the then-current Total Exercise Price, the greater of (A) such number of Class A Common Units for which such Right was exercisable immediately prior to such event or (B) such number of Class A Common Units as shall equal the result obtained by multiplying the then-current Purchase Price by the then number of Class A Common Units for which a Right was exercisable (or would have been exercisable if the Distribution Date had occurred) immediately prior to the first occurrence of a Triggering Event, and dividing that product by 50% of the current per unit market price (determined pursuant to Section 11(d) hereof) for Common Units on the date of occurrence of the Triggering Event (such number of Class A Common Units being hereinafter referred to as the "Adjustment Units").

               (iii) The right to buy Class A Common Units pursuant to Section 11(a)(ii) hereof shall not arise as a result of any Person becoming an Acquiring Person through an acquisition of Units pursuant to a Permitted Offer.

               (iv) In lieu of issuing Class A Common Units in accordance with
     Section 11(a)(ii) hereof, the Partnership may, if the General Partner determines that such action is necessary or appropriate and not contrary to the interest of holders of Rights (and, in the event that the number of Class A Common Units which are authorized by the Partnership Agreement but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights, or if any necessary regulatory approval for such issuance has not been obtained by the Partnership, the Partnership shall: (A) determine the excess of (1) the value of the Class A Common Units issuable upon the exercise of a Right (the "Current Value") over (2) the then current Purchase Price (such excess, the "Spread") and (B) with respect to each Right (other than the Rights which have become null and void pursuant to Section 7(e)), make adequate provision to substitute for such Class A Common Units, upon exercise of the Rights, (1) cash, (2) a reduction in the Purchase Price, (3) other equity securities of the Partnership (including, without limitation, Partnership Securities which the General Partner has deemed to have the same value as Class A Common Units (such Partnership Securities are herein called "Unit Equivalents")), except to the extent that the Partnership has not obtained any necessary unitholder or regulatory approval for such issuance, (4) debt securities of the Partnership, except to the extent that the Partnership has not obtained any necessary unitholder or regulatory approval for such issuance, (5) other assets or (6) any combination of the foregoing, having an aggregate value equal to the [Current Value], where such aggregate value has been determined by the General Partner based upon the advice of a nationally recognized investment banking firm selected by the General Partner; provided, however, if the Partnership shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of a Triggering Event and (y) the date on which the Partnership's right of redemption pursuant to
     Section 23(a) expires (the later of (x) and (y) being referred to herein as the "Section 11(a)(ii) Trigger Date"), then the Partnership shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Class A Common Units (to the extent available), except to the extent that the Partnership has not obtained any necessary Unitholder or regulatory approval for such issuance, and then, if necessary, cash, which Class A Common Units and/or cash have an aggregate value equal to the Spread. If the General Partner of the Partnership shall determine in good faith that it is likely that sufficient additional Class A Common Units could be authorized for issuance upon exercise in full of the Rights or that any necessary regulatory approval for such issuance will be obtained, the thirty (30)-day period set forth above may be extended to the extent necessary, but not more than ninety
     (90) days after the Section 11(a)(ii) Trigger Date, in order that the Partnership may seek Unitholder approval for the authorization of such additional Class A Common Units or take action to obtain such regulatory approval (such period, as it may be extended, the "Substitution Period"). To the extent that the Partnership determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iv), the Partnership (x) shall provide, subject to
     Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional units, to take any action to obtain any required regulatory approval and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Partnership shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this
     Section 11(a)(iv), the value of the Class A Common Units shall be the current per unit market price (as determined pursuant to Section 11(d) hereof) of the Common Units on the Section 11(a)(ii) Trigger Date and the value of any "Unit Equivalent" shall be deemed to have the same value as the Common Units on such date.

                (b) In case the Partnership shall, at any time after the date of this Agreement, fix a record date for the issuance of rights, options or warrants to all holders of Common Units or of any class or series of Equivalent Units entitling such holders (for a period expiring within forty-five (45) calendar days after such record date) to subscribe for or purchase Common Units or Equivalent Units or securities convertible into Common Units or Equivalent Units at a price per Unit (or having a conversion price per unit, if a security convertible into Common Units or Equivalent Units) less than the then current per unit market price (as defined in Section 11(d) of the Common Units or Equivalent Units on such record date, then, in each such case, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Common Units and Equivalent Units (if any) outstanding on such record date, plus the number of Common Units or Equivalent Units, as the case may be, which the aggregate offering price of the total number of Common Units or Equivalent Units, as the case may be, so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current per unit market price, and the denominator of which shall be the number of Common Units and Equivalent Units (if any) outstanding on such record date, plus the number of additional Common Units or Equivalent Units, as the case may be, to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the General Partner, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Common Units and Equivalent Units owned by or held for the account of the Partnership shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                (c) In case the Partnership shall, at any time after the date of this Agreement, fix a record date for the making of a distribution to all holders of Common Units or of any class or series of Equivalent Units (including any such distribution made in connection with a consolidation or merger in which the Partnership is the continuing or surviving entity) of evidences of indebtedness or assets (other than a regular quarterly cash distribution, if any, or a distribution payable in Common Units) or subscription rights, options or warrants (excluding those referred to in Section 11(b)), then, in each such case, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current per unit market price (as determined pursuant to Section 11(d) hereof) of a Common Unit or an Equivalent Unit on such record date, less the fair market value (as determined in good faith by the General Partner of the Partnership, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a Common Unit or Equivalent Unit, as the case may be, and the denominator of which shall be such current market price (as determined pursuant to Section 11(d) hereof) of a Common Unit or Equivalent Unit on such record date. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

                (d) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iv) hereof, the "current per unit market price" of any security (a "Security" for the purpose of this Section 11(d) on any date shall be deemed to be the average of the daily closing prices per unit of such Security for the thirty (30) consecutive Trading Days immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iv) hereof, the "current per unit market price" of any Security on any date shall be deemed to be the average of the daily closing prices per unit of such Security for the ten
     (10) consecutive Trading Days immediately prior to such date; provided, however, that in the event that the current per unit market price of the Security is determined during a period following the announcement by the issuer of such Security of (i) a distribution on such Security payable in units of such Security or securities convertible into such units or (ii) any subdivision, combination or reclassification of such Security, and prior to the expiration of the requisite thirty (30) Trading Day or ten
     (10) Trading Day period, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per unit market price shall be appropriately adjusted to reflect the current market price per unit equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last sale price or, if such last sale price is not reported, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the General Partner. If on any such date no market maker is making a market in the Security, the fair value of such Security on such date as determined in good faith by the General Partner shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day. If the Security is not publicly held or so listed or traded, "current per unit market price" shall mean the fair value per Security as determined in good faith by the General Partner, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a Security. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which requires such adjustment or (ii) the Expiration Date.

                (f) If as a result of an adjustment made pursuant to Section 11(a) or 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any Partnership Securities other than Class A Common Units, thereafter the number of such other Partnership Securities so receivable upon exercise of any Right and if required, the Purchase Price thereof, shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Class A Common Units contained in Sections 11(a), (b), (c), (e),
     (h), (i), (j), (k), (l) and (m), and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Class A Common Units shall apply on like terms to any such other Partnership Securities.

                (g) All Rights originally issued by the Partnership subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Class A Common Units purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                (h) Unless the Partnership shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and 11(c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Class A Common Units (calculated to the nearest one ten-thousandth of a Class A Common Unit) obtained by (i) multiplying (x) the number of Class A Common Units covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                (i) The Partnership may elect on or after the date of any adjustment of the Purchase Price as a result of the calculations made in
     Section 11(b) and 11(c) to adjust the number of Rights, in substitution for any adjustment in the number of Class A Common Units purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of Class A Common Units for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Partnership shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Partnership shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to
     Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Partnership, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Partnership, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Partnership, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

                (j) Irrespective of any adjustment or change in the Purchase Price or the number of Class A Common Units issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one Common Unit and the number of Class A Common Units which were expressed in the initial Rights Certificates issued hereunder.

                (k) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Partnership may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the number of Class A Common Units and other Partnership Securities, if any, issuable upon such exercise over and above the number of Class A Common Units and other Partnership Securities, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Partnership shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional units (fractional or otherwise) upon the occurrence of the event requiring such adjustment.

                (l) Anything in this Section 11 to the contrary notwithstanding, prior to the Distribution Date, the General Partner shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any (i) consolidation or subdivision of the Common Units,
     (ii) issuance wholly for cash of any Common Units at less than the current market price, (iii) issuance wholly for cash of Common Units or securities which by their terms are convertible into or exchangeable for Common Units,
     (iv) distributions or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Partnership to holders of its Units shall not be taxable to such Unitholders.

                (m) The Partnership covenants and agrees that it shall not, at any time after the Distribution Date, effect or permit to occur any Triggering Event or Section 13 Event, if (i) at the time or immediately after such Triggering Event or Section 13 Event there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (ii) prior to, simultaneously with or immediately after such Section 13 Event, the securityholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(b) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

                (n) The Partnership covenants and agrees that, after the Distribution Date, it will not, except as permitted by Sections 23, 24 or 27 hereof, take (or permit to be taken) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

           SECTION 12. CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF COMMON UNITS. Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Partnership shall promptly (a) prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Units a copy of such certificate and (c) mail a brief summary thereof to each holder of a Rights Certificate in accordance with
     Section 26 hereof. Notwithstanding the foregoing sentence, the failure of the Partnership to make such certification or give such notice shall not affect the validity of such adjustment or the force or effect of the requirement for such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment contained therein and shall not be deemed to have knowledge of such adjustment unless and until it shall have received such certificate.

           SECTION 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER.

                (a) In the event that at any time after a Person has become Acquiring Person:

                (i) the Partnership shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Partnership in a transaction the principal purpose of which is to change the state of organization of the Partnership or which complies with Section 11(n) hereof);

                (ii) any Person (other than a Subsidiary of the Partnership in a transaction that complies with Section 11(n) hereof) shall consolidate with the

     Partnership, or merge with and into the Partnership and the Partnership shall be the continuing or surviving entity of such consolidation or merger; or

                (iii) the Partnership shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Partnership and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Partnership or one or more of its wholly owned Subsidiaries in one or more transactions, each of which complies with Section 11(n) hereof), then, and in each such case, proper provision shall be made so that

                       (A) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid and nonassessable common units or equivalent securities of the Principal Party (as hereinafter defined), free of any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of Class A Common Units for which a Right was exercisable immediately prior to the first occurrence of a
     Section 13 Event (or, if a Triggering Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of Class A Common Units for which a Right was exercisable immediately prior to the first occurrence of a Triggering Event by the Purchase Price in effect immediately prior to such first occurrence of a Triggering Event) and (2) dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the "Total Exercise Price" for each Right and for all purposes of this Agreement) by 50% of the current per unit or per share market price (determined pursuant to Section 11(d) hereof) of the common units or equivalent securities of such Principal Party on the date of consummation of such Section 13 Event;

                       (B) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Partnership pursuant to this Agreement;

                       (C) the term "Partnership" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event;

                       (D) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its common units or equivalent securities) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its common units or equivalent securities thereafter deliverable upon the exercise of the Rights.

                   (b) "Principal Party" shall mean, in the case of any transaction described in clause (i), (ii) or (iii) of Section 13(a), the Person referred to therein (or such Person's or Acquiring Person's successor, including, if applicable, the Partnership, if it is the surviving entity), provided, however, that in any such case, (i) if such Person is a direct or indirect Subsidiary of another Person, "Principal Party" shall refer to such other Person and (ii) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, "Principal Party" shall refer to whichever of such Persons is the issuer of the common units or equivalent securities having the greatest aggregate value, and provided, further, that for purposes of transactions described in clause (iii) hereof, "Principal Party" shall refer to that Person receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions.



                        (c) If, for any reason, the Rights cannot be exercised for common units or equivalent securities of such Principal Party as provided in Section 13(a), or, if within 60 days following the completion of any such transaction such common units or equivalent securities have not been issued, then each holder of Rights shall have the right to exchange its Rights for cash from such Principal Party in an amount equal to the number of common units or equivalent securities that it would otherwise be entitled to purchase times 50% of the current per share market price, as determined pursuant to Section 11(d) hereof, of such common units or equivalent securities of such Principal Party. If, for any reason, the foregoing formulation cannot be applied to determine the cash amount into which the Rights are exchangeable, then the General Partner, based upon the advice of one or more nationally recognized investment banking firms, and based upon the total value of the Partnership, shall determine such amount reasonably and with good faith to the holders of Rights. Any such determination shall be final and binding on the Rights Agent.

                        (d) Notwithstanding anything in this Agreement to the contrary, Section 13 shall not be applicable to a transaction described in clauses (i) and (ii) of Section 13(a) if: (i) such transaction is consummated with a Person or Persons who acquired Units pursuant to a Permitted Offer (or a wholly-owned Subsidiary of any such Person or Persons); (ii) the price per Unit offered in such transaction is not less than the price per unit of Unit paid to all holders of Units whose Units were purchased pursuant to such Permitted Offer; and (iii) the form of consideration being offered to the remaining holders of Units pursuant to such transaction is the same form as the form of consideration paid pursuant to such Permitted Offer. Upon consummation of any such transaction contemplated by this Section 13(d), all Rights hereunder shall expire.

                        (e) The Partnership shall not consummate any Section 13 Event unless the Principal Party shall have a sufficient number of authorized common units or equivalent securities that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Partnership and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement confirming that such Principal Party shall, upon consummation of such Section 13 Event, assume this Agreement in accordance with Sections 13(a) and (b) hereof, that all rights of first refusal or preemptive rights in respect of the issuance of common units or equivalent securities of such Principal Party upon exercise of outstanding Rights have been waived, that there are no rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights and that such transaction shall not result in a default by such Principal Party under this Agreement, and further providing that, as soon as practicable after the date of such Section 13 Event, such Principal Party will:

                     (i) prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date, and similarly comply with applicable state securities laws;

                     (ii) use its best efforts to list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange or to meet the eligibility requirements for quotation on Nasdaq; and

                     (iii) deliver to holders of the Rights historical financial statements for such Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act.

          In the event that at any time after the occurrence of a Triggering Event some or all of the Rights shall not have been exercised at the time of a transaction described in this Section 13, the Rights which have not theretofore been exercised shall thereafter be exercisable in the manner described in Section 13(a) (without taking into account any prior adjustment required by Section 11(a)(ii)).

                     (f) The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

     SECTION 14.  FRACTIONAL RIGHTS AND FRACTIONAL COMMON UNITS.

                     (a) The Partnership shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable, as determined pursuant to the second sentence of Section 11(d) hereof.

                     (b) The Partnership shall not be required to issue fractions of Class A Common Units upon exercise of the Rights or to distribute certificates which evidence fractional Class A Common Units. In lieu of fractional Class A Common Units, the Partnership shall pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a Class A Common Unit. For purposes of this
     Section 14(b), the current market value of a Class A Common Unit shall be the closing price of a Class A Common Unit (as determined pursuant to the second sentence of Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise.

                (c) The holder of a Right by the acceptance of the Right expressly waives his or her right to receive any fractional Rights or any fractional Class A Common Units upon exercise of a Right.

        SECTION 15. RIGHTS OF ACTION. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under
     Section 18 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Units); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Units), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Units), may, in his or her own behalf and for his or her own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Partnership to enforce, or otherwise act in respect of, his or her right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

          SECTION 16. AGREEMENT OF RIGHTS HOLDERS. Every holder of a Right, by accepting the same, consents and agrees with the Partnership and the Rights Agent and with every other holder of a Right that:

                (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Units;

                (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed; and

                (c) the Partnership and the Rights Agent may deem and treat the person in whose name the Rights Certificate (or, prior to the Distribution Date, the associated Units certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Units certificate made by anyone other than the Partnership or the Rights Agent) for all purposes whatsoever, and neither the Partnership nor the Rights Agent shall be affected by any notice to the contrary.

               SECTION 17. RIGHTS CERTIFICATE HOLDER NOT DEEMED A UNITHOLDER. No holder, as such, of any Rights Certificate shall be entitled to vote, receive distributions or be deemed for any purpose the holder of the Class A Common Units or any other Partnership Securities which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a unitholder of the Partnership or any right to vote upon any matter submitted to unitholders at any meeting thereof, or to give or withhold consent to any action, or to receive notice of meetings or other actions affecting unitholders (except as provided in Section 25 hereof), or to receive distributions or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

                SECTION 18.  CONCERNING THE RIGHTS AGENT.

                    (a) The Partnership agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Partnership also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises. Anything in this Agreement to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action.

                    (b) The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Rights Certificate or certificate for the Class A Common Units or for other Partnership Securities, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

                SECTION 19. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.

                    (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights

     Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

                        (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

                SECTION 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Partnership and the holders of Rights Certificates, by their acceptance thereof, shall be bound:


                (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Partnership), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of "current per unit market price") be proved or established by the Partnership prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Secretary or any Assistant Secretary of the Partnership and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate .

                (c) The Rights Agent shall be liable hereunder to the Partnership and any other Person only for its own negligence, bad faith or willful misconduct.

                (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Partnership only.

                (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate

     (except its countersignature thereof); nor shall it be responsible for any breach by the Partnership of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt by the Rights Agent of a certificate furnished pursuant to Section 12 describing such change or adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Class A Common Units to be issued pursuant to this Agreement or any Rights Certificate or as to whether any Class A Common Units will, when issued, be validly authorized and issued, fully paid and nonassessable.


                (f) The Partnership agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Secretary or any Assistant Secretary of the General Partner, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Partnership may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Rights Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five (5) Business Days after the date any officer of the Partnership actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

                (h) The Rights Agent and any unitholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Partnership or become pecuniarily interested in any transaction in which the Partnership may be interested, or contract with or lend money to the Partnership or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Partnership or for any other legal entity.

                (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Partnership resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

                (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

                (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Partnership.

                SECTION 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Partnership and to each transfer agent of the Units by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Partnership may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Units by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Partnership shall appoint a successor to the Rights Agent. If the Partnership shall fail to make such appointment within a period of thirty
     (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his or her Rights Certificate for inspection by the Partnership), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Partnership or by such a court, shall be a corporation organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized under such laws to exercise corporate trust or unitholder services powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Partnership shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Units, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

                SECTION 22. ISSUANCE OF NEW RIGHTS CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Partnership may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its General Partner to reflect any adjustment or change in the Purchase Price and the number or kind or class of Units or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Units following the Distribution Date and prior to the earlier of the Redemption Date and the Final Expiration Date, the Partnership (a) shall, with respect to Units so issued or sold pursuant to the exercise, conversion or exchange of securities hereinafter issued by the Partnership and (b) may, in any other case, if deemed necessary or appropriate by the General Partner, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued and this sentence shall be null and void ab initio if, and to the extent that, such issuance or this sentence would create a significant risk of or result in material adverse tax consequences to the Partnership or the Person to whom such Rights Certificate would be issued and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

                SECTION 23.  REDEMPTION.

                (a) The Partnership may, at its option and with the approval of the General Partner, at any time prior to the Close of Business on the earlier of (i) the tenth calendar day following the Unit Acquisition Date or such later date as may be determined by action of the General Partner and publicly announced by the Partnership but not later than the Distribution Date or (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $0.01 per Right, appropriately adjusted to reflect any unit split, unit distribution or similar transaction occurring after the date hereof (such redemption price being herein referred to as the "Redemption Price") and the Partnership may, at its option, pay the Redemption Price either in Common Units (based on the current per unit market price thereof (as determined pursuant to Section 11(d) hereof) at the time of redemption) or cash. Such redemption of the Rights by the Partnership may be made effective at such time, on such basis and with such conditions as the General Partner in its sole discretion may establish.

                (b) Immediately upon the action of the General Partner ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23, evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Partnership shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not effect the validity of such redemption. Within ten (10) days after the action of the General Partner ordering the redemption of the Rights, the Partnership shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Units. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Partnership nor any of its

     Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Units prior to the Distribution Date.

                SECTION 24.  EXCHANGE.

                    (a) Subject to applicable laws, rules and regulations, and subject to subsection (c) below, the General Partner may, at its option, at any time after the Distribution Date but prior to the occurrence of a Triggering Event, authorize the exchange of all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for Class A Common Units at an exchange ratio of one Class A Common Unit per Right, appropriately adjusted to reflect any unit split, unit distribution or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Ratio of Exchange"). The exchange shall become effective on the date (the "Exchange Date") of a Triggering Event. [Notwithstanding the foregoing, the General Partner shall not be empowered to effect such exchange at any time after any Person (other than the Partnership, any Subsidiary of the Partnership, any employee benefit plan of the Partnership or any such Subsidiary, or any entity holding Units for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Units then outstanding].

                    (b) Immediately upon the action of the General Partner ordering the exchange of any Rights pursuant to subsection (a) of this
     Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Class A Common Units equal to the number of such Rights held by such holder multiplied by the Ratio of Exchange. The Partnership shall give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Partnership shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Class A Common Units for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

                    (c) In the event that there shall not be sufficient Class A Common Units issued but not outstanding or authorized but unissued on the Exchange Date to permit any exchange of Rights as contemplated in accordance with Section 24(a), the Partnership shall either take such action as may be necessary to authorize additional Class A Common Units for issuance upon exchange of the Rights or alternatively, at the option of the General Partner, with respect to each Right (i) pay cash in an amount equal to the Current Value (as hereinafter defined), in lieu of issuing Class A Common Units in exchange therefor, or (ii) issue debt or equity securities or a combination thereof, having a value equal to the Current Value, in lieu of issuing Class A Common Units in exchange for each such Right, where the value of such securities shall be determined by a nationally recognized investment banking firm selected by the

     General Partner, or (iii) deliver any combination of cash, property, Class A Common Units and/or other securities having a value equal to the Current Value in exchange for each Right. For purposes of this Section 24(c) only, the Current Value shall mean the product of the current per Unit market price of Common Units (determined pursuant to Section 11(d) on the date of the occurrence of the event described above in subparagraph (a)) multiplied by the number of Class A Common Units for which the Right otherwise would be exchangeable if there were sufficient units available. To the extent that the Partnership determines that some action need be taken pursuant to clauses (i), (ii) or (iii) of this Section 24(c), the General Partner may temporarily suspend the exercisability of the Rights for a period of up to sixty (60) days following the date on which the event described in Section 24(a) shall have occurred, in order to seek any authorization of additional Class A Common Units and/or to decide the appropriate form of distribution to be made pursuant to the above provision and to determine the value thereof. In the event of any such suspension, the Partnership shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended.

                (d) The Partnership shall not be required to issue fractions of Class A Common Units or to distribute certificates which evidence fractional Class A Common Units. In lieu of such fractional Class A Common Units, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Class A Common Units would otherwise be issuable, an amount in cash equal to the same fraction of the current per unit market value of a whole Common Unit (as determined pursuant to the second sentence of Section 11(d) hereof).

                (e) The General Partner may, at its option, at any time before any Person has become an Acquiring Person, exchange all or part of the then outstanding Rights for rights of substantially equivalent value, as determined reasonably and with good faith by the General Partner, based upon the advice of one or more nationally recognized investment banking firms.

                (f) Immediately upon the action of the General Partner ordering the exchange of any Rights pursuant to subsection (e) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of rights in exchange therefor as has been determined by the General Partner in accordance with subsection (e) above. The Partnership shall give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Partnership shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the transfer agent for the Units of the Partnership. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Rights will be effected.

            SECTION 25.  NOTICE OF CERTAIN EVENTS.

                (a) In case the Partnership shall propose to effect or permit to occur any of the transactions referred to in Section 11(a)(i) or a
     Section 13 Event, the Partnership shall give notice thereof to each holder of Rights in accordance with Section 26 hereof at least twenty (20) days prior to occurrence of such Triggering Event or such Section 13 Event.

                (b) In case any Triggering Event or Section 13 Event shall occur, then, in any such case, the Partnership shall as soon as practicable thereafter give to each holder of a Rights Certificate, in accordance with
     Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Sections 11(a)(ii) and 13 hereof.

               SECTION 26. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Partnership shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

               STAR GAS PARTNERS, L.P.
               2187 Atlantic Street
               Stamford, CT  06902
               Attn:  Richard F. Ambury, Vice President - Finance

               Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Partnership or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Partnership) as follows:

               AMERICAN STOCK TRANSFER & TRUST COMPANY
               59 Maiden Lane
               New York, New York 10038
               Attn:  Reorganization Department

               Notices or demands authorized by this Agreement to be given or made by the Partnership or the Rights Agent to the holder of any Rights Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Partnership.

               SECTION 27. SUPPLEMENTS AND AMENDMENTS. Prior to the Distribution Date, the Partnership may supplement or amend this Agreement in any respect without the approval of any holders of Rights and the Rights Agent shall, if the Partnership so directs, execute such supplement or amendment. From and after the Distribution Date, the Partnership and the Rights Agent may from time to time supplement or amend this Agreement without the approval of any holders of Rights in order to (i) cure any ambiguity, (ii) correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) shorten or lengthen any time period hereunder (which lengthening or shortening, shall be effective only if it is effected prior to the occurrence of a Triggering Event or (iv) to change or supplement the provisions hereunder in any manner that the Partnership may deem necessary or desirable and that shall not adversely affect the interests of the holders of Rights (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Partnership that states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Units.

                SECTION 28. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Partnership or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                SECTION 29. DETERMINATIONS AND ACTIONS BY THE GENERAL PARTNER, ETC. For all purposes of this Agreement, any calculation of the number of Units outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Units of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The General shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the General Partner, or the Partnership or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the General Partner in good faith, shall (x) be final, conclusive and binding on the Partnership, the Rights Agent, the holders of the Rights Certificates and all other parties and (y) not subject General Partner to any liability to the holders of the Rights.

                SECTION 30. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Partnership, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Units) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Partnership, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Units).


                SECTION 31. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the General Partner determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the General Partner.

                SECTION 32. GOVERNING LAW. This Agreement and each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

                SECTION 33. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                SECTION 34. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                SECTION 35. AMENDMENT TO PARTNERSHIP AGREEMENT. Upon the Distribution Date, the Partnership Agreement shall be amended automatically as follows:

                    a. To incorporate by this reference into the Partnership Agreement all of the terms and provisions of the Rights Agreement.

                    b.   To amend Article V to add the following new Section
          5.9:

          "Section 5.9   Special Provisions Relating to Adjustment of Minimum
                         Quarterly Distribution and Target Level Distributions in Connection with Rights.

                    (a) Upon the date of a Triggering Event (the "Trigger Date"), the Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution (collectively, the "Distribution Levels") shall each automatically be adjusted so that the Distribution Levels thereafter shall equal the result obtained by multiplying the Distribution Levels in effect immediately prior to the date of a Triggering Event by the Distribution Ratio (defined below).

                    (b) The distribution ratio (the "Distribution Ratio") shall equal a fraction the numerator of which shall be the number of Units outstanding on the Trigger Date, plus the number of Class A Common Units or other Partnership Securities, as the case may be, that the aggregate exercise price of the Rights would purchase at the current per unit market price for the Common Units on the Trigger Date and the denominator of which shall be the number of Units outstanding on the Trigger Date, plus the number of Class A Common Units or other Partnership Securities, as the case may be, that would be issuable upon the exercise in full of the Rights; provided, however, that if the General

                         Partner shall have exercised the option pursuant to
                         Section 24 of the Rights Agreement to exchange all or a part of the then outstanding and exercisable Rights for Class A Common Units or other Partnership Securities, as the case may be, then the Distribution Ratio shall be adjusted accordingly to reflect the number of Class A Common Units or other Partnership Securities, as the case may be, that would be issuable in connection within such exchange."

                     c. To amend Section 15.3 of the Partnership Agreement to add the following new paragraph (f):

                         "(f) Notwithstanding anything to the contrary contained herein, following the Distribution Date the Partnership shall not supplement or amend the terms of the Partnership Agreement in any manner that may materially adversely affect the interests of the holders of Rights (other than an Acquiring Person or an Affiliate or an Associate of an Acquiring Person)."

               [Remainder of This Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                   STAR GAS PARTNERS, L.P.
                                   By:  Star Gas, LLC
                                      (General Partner)

                                   By:______________________________
                                      Name:
                                      Title:



                                   AMERICAN STOCK TRANSFER &
                                      TRUST COMPANY


                                   By:______________________________
                                      Name:
                                      Title:

                                   EXHIBIT A
                          FORM OF RIGHTS CERTIFICATE

Certificate No. R-                                                _____ Rights

          NOT EXERCISABLE AFTER April 16, 2011 OR EARLIER IF TERMINATED BY THE PARTNERSHIP OR IF THE PARTNERSHIP EXCHANGES THE RIGHTS PURSUANT TO THE RIGHTS AGREEMENT. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE PARTNERSHIP, AT $0.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(E) OF SUCH RIGHTS AGREEMENT.]










______________________________
* The portion of the legend in bracket shall be inserted only if applicable and shall replace the preceding sentence.

                              RIGHTS CERTIFICATE
                            STAR GAS PARTNERS, L.P.

          This certifies that ______________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of April 17, 2001 (the "Rights Agreement"), between Star Gas Partner, L.P., a Delaware corporation (the "Partnership"), and American Stock Transfer & Trust Company, as rights agent (the "Rights Agent"), to purchase from the Partnership at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., New York time, on April 16, 2011 at the office of the Rights Agent designated for such purpose, or at ____________________________, the office of its successor as Rights Agent, one fully paid non-assessable Class A common unit of limited partner interest (the "Class A Common Units"), of the Partnership, at a purchase price of $80.00 per unit (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of Class A Common Units which may be purchased upon exercise hereof) set forth above are the number and Purchase Price as of __________, 2001, based on the Class A Common Units as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number and kind of Class A Common Units or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

          This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Partnership and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the principal executive offices of the Partnership and the above-mentioned office of the Rights Agent.

          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Rights Certificate (i) may be redeemed by the Partnership, at its option, at a redemption price of $0.01 per Right or (ii) may be exchanged by the Partnership in whole or in part for Class A Common Units, substantially equivalent rights or other consideration as determined by the Partnership.

          This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate amount of securities as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

          No fractional portion of less than one Class A Common Unit will be issued upon the exercise of any Right or Rights evidenced hereby but in lieu thereof a cash payment will be made, as provided in the Rights Agreement. No holder of this Rights Certificate, as such, shall be entitled to vote or receive distributions or be deemed for any purpose the holder of the Common Units or of any other securities of the Partnership which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a unitholder of the Partnership or any right to vote upon any matter submitted to Unitholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting Unitholders (except as provided in the Rights Agreement), or to receive distributions or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

          This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

          WITNESS the facsimile signature of the proper officers of the Partnership. Dated as of ___________ __, 2001.

ATTEST:                                    STAR GAS PARTNERS, L.P.
                                           By: Star Gas, LLC
                                           (General Partner)

                                           By:
                                              Name:
                                              Title:
Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY

____________________
as Rights Agent

By:__________________________
Authorized Signature

                  FORM OF REVERSE SIDE OF RIGHTS CERTIFICATE
                              FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the
                              Rights Certificate)

          FOR VALUE RECEIVED __________________ hereby sells, assigns and transfers unto
                 (Please print name and address of transferee)

_________________________________________________________________________ this
Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Partnership, with full power of substitution.

Dated: _______________, 20__


                              ___________________________________
                              Signature

                              IMPORTANT: The signature(s) of the assignor(s) must be guaranteed by an eligible guarantor institution (bank, stock broker, savings and loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.


                              ____________________________________________



                              ____________________________________________
                              (person(s) executing this power sign(s) here)


                              ____________________________________________
                                       Signature Medallion Guaranteed

                                  CERTIFICATE

          The undersigned hereby certifies by checking the appropriate boxes that:

          (i) this Rights Certificate [   ] is [   ] is not being sold, assigned
and transferred by or on behalf of a Person who is or was an Acquiring Person, or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement);

          (ii) after due inquiry and to the best knowledge of the undersigned,
it [   ] did [   ] did not acquire the Rights evidenced by this Rights
Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of any such Person.

Dated: _______________, 20__


                              ____________________________________
                              Signature

                              IMPORTANT: The signature(s) of the assignor(s) must be guaranteed by an eligible guarantor institution (bank, stock broker, savings and loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.


                              ___________________________________________

                              ___________________________________________
                              (person(s) executing this power sign(s) here)


                              ___________________________________________
                                       Signature Medallion Guaranteed

                         FORM OF ELECTION TO PURCHASE

     (To be executed if holder desires to exercise the Rights Certificate)

To: __________________________________

          The undersigned hereby irrevocably elects to exercise _______________ Rights represented by this Rights Certificate to purchase the number of Class A Common Units issuable upon the exercise of such Rights and requests that certificates for such number of Class A Common Units issued in the name of:

Please insert social security or other identifying number:

                        (Please print name and address)

________________________________________________________________________________

          If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number:

                        (Please print name and address)

________________________________________________________________________________



Dated: ___________________, 20__


                              _________________________________
                              Signature


IMPORTANT: The signature(s) of the holder(s) must be guaranteed by an eligible guarantor institution (bank, stock broker, savings and loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.



                              ____________________________________________


                              ____________________________________________
                              (person(s) executing this power sign(s) here)

                              ____________________________________________
                                       Signature Medallion Guaranteed

                                  CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

          (1) the Rights evidenced by this Rights Certificate [   ] are [   ]are
not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement);

          (2)  after due inquiry and to the best knowledge of the undersigned,
it [   ]did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of any such Person.

Dated: __________ 20__


                              ________________________________
                              Signature

                              IMPORTANT: The signature(s) of the holder(s) must be guaranteed by an eligible guarantor institution (bank, stock broker, savings and loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.




                              ____________________________________________


                              ____________________________________________
                              (person(s) executing this power sign(s) here)


                              ____________________________________________
                                       Signature Medallion Guaranteed

                                    NOTICE

     The signature in the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                   EXHIBIT B

                            STAR GAS PARTNERS, L.P.

                            UNITHOLDER RIGHTS PLAN

Summary of Rights

Distribution Transfer of Rights:

          The General Partner has declared a Rights Certificate distribution of one Right for each limited partner unit and general partner unit of Star Gas Partners, L.P. outstanding. Prior to the Distribution Date referred to below, the Rights will be evidenced by, and trade with, the certificates for the Units. After the Distribution Date, Star Gas Partners, L.P. (the "Partnership") will mail Rights certificates to the Partnership's unitholders and the Rights will become transferable apart from the Units.

Distribution Date:

          Rights will separate from the Units and become exercisable (following the end of the Subordination Period) on the tenth day (or such later date as may be determined by the General Partner) after a person or group (a) acquires beneficial ownership of 15% or more of either the Common Units or the Subordinated Units or (b) announces a tender or exchange offer, the consummation of which would result in ownership by a person or group of 15% or more of the Common Units or the Subordinated Units.

Common Units Purchasable Upon Exercise of Rights:

          After the Distribution Date, each Right will entitle the holder to purchase, for $80.00, a Class A Common Unit following the end of the Subordination Period.

Flip-In:

          If a person or group (an "Acquiring Person") obtains 15% or more of either the Common Units or the Subordinated Units (other than pursuant to a tender offer deemed adequate and in the best interests of the Partnership and its Unitholders by the General Partner (a "Permitted Offer")), and the Subordination Period ends then each Right (other than Rights owned by an Acquiring Person or its affiliates) will entitle the holder thereof to purchase, for the exercise price, a number of Class A Common Units having a then current market value of twice the exercise price.

Flip-Over:

          If, after the Distribution Date, (a) the Partnership merges into another entity, (b) an acquiring entity merges into the Partnership or (c) the Partnership sells more than 50% of the Partnership's assets or earning power, then each Right (other than Rights owned by an Acquiring Person or its affiliates) will entitle the holder thereof to purchase, for the exercise price, a number of common units or equivalent securities of the person engaging in the transaction having a then current market value of twice the exercise price (unless the transaction satisfies certain conditions and is consummated with a person who acquired units pursuant to a Permitted Offer, in which case the Rights will expire).

Exchange Provision:

          At any time after an event triggering the flip-in or flip-over rights and prior to the acquisition by the Acquiring Person of 50% or more of the outstanding Units , the General Partner may exchange the Rights (other than Rights owned by the Acquiring Person or its affiliates), in whole or in part, at an exchange ratio of one Class A Common Unit per Right (subject to adjustment).

Redemption of the Rights:

          Rights will be redeemable at the Partnership's option for $0.01 per Right at any time on or prior to the Distribution Date.

Expiration of the Rights:

          The Rights expire on the earliest of (a) April 16, 2011, (b) exchange or redemption of the Rights as described above, or (c) consummation of a merger or consolidation resulting in expiration of the Rights as described above.

Amendment of Terms of Rights:

          The terms of the Rights and the Rights Agreement may be amended in any respect without the consent of the Rights holders on or prior to the Distribution Date; thereafter, the terms of the Rights and the Rights Agreement may be amended without the consent of the Rights holders in order to cure any ambiguities or to make changes which do not adversely affect the interests of Rights holders (other than the Acquiring Person).

Voting Rights:

          Rights will not have any voting rights.

Anti-Dilution Provisions:

          Rights will have the benefit of certain customary anti-dilution provisions.

Taxes:

          The Rights distribution should not be taxable for federal income tax purposes. However, following an event which renders the Rights exercisable or upon redemption of the Rights, Unitholders may recognize taxable income.

          The foregoing is a summary of certain principal terms of the Unitholder Rights Plan only and is qualified in its entirety by reference to the detailed terms of the Rights Agreement dated as of April 17, 2001, between the Partnership and the Rights Agent.

                                   EXHIBIT C

                                  FEE SCHEDULE

$2,500.00 Flat Fee per annum for services, plus reasonable out of pocket expenses, in connection with the Unit Purchase Rights Agreement dated April 17, 2001 by and between Star Gas Partners, L.P., a Delaware limited partnership, and American Stock Transfer & Trust Company, as Rights Agent.

Billable to Star Gas Partners, L.P.

                                      C-1